EXHIBIT 10.1
                                                                 Amendment No. 1
                                                To Securities Purchase Agreement

                AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

      AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT, dated as of April __, 2005 (this "Amendment"), by and among WINWIN GAMING, INC., a Delaware corporation (the "Company") and the Buyer executing this Amendment who is the holder of a majority of the Offered Shares. Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to such terms in that certain Securities Purchase Agreement, dated February 25, 2005, among the Company and the Buyers (the "Agreement").

                                   BACKGROUND

      The Parties are parties to the Agreement, pursuant to which the Buyer acquired 4,000,000 Offered Shares for $2,000,000. In connection with the Agreement, on February 25, 2005, the Buyer also entered into a Registration Rights Agreement with the Company (the "Registration Rights Agreement"), pursuant to which the Company agreed to register the Buyer's Offered Shares for re-sale within a specified period of time. Pursuant to Section 1(b)(ii) of the Agreement, the Company was permitted to sell additional Offered Shares on the terms specified in the Agreement for a period of thirty days following the Closing Date and prior to the filing of the registration statement contemplated by the Registration Rights Agreement; provided that the Buyer would have the right to acquire up to 2,000,000 Offered Shares at the first Subsequent Closing or upon the expiration of the thirty day period. Such thirty day period has now expired and the parties desire to extend such period as specified below.

      Section 9(e) of the Agreement provides that the Agreement may be amended by an instrument in writing signed by the Company and the holders of a majority of the Offered Shares. This Amendment satisfies the requirements of Section 9(e) and is effective to amend the Agreement.

      NOW, THEREFORE, the parties hereto, intending to be legally bound and in consideration of the mutual agreements and covenants contained herein and for such other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, agree as follows:

      1. Amendment to Section 1(b)(ii) of the Agreement. The Agreement is hereby amended to delete Section 1(b)(ii) thereof in its entirety and in lieu thereof to insert the following new Section 1(b)(ii):

            " ii. Subsequent Closings. It is anticipated that new investors reasonably approved by the initial Buyer hereunder (the "New Buyers") may not be purchasing Offered Shares at the initial Closing, but may acquire Offered Shares in an aggregate amount (taken together with the Offered Shares acquired by the initial Buyer) not to exceed Fourteen Million (14,000,000) shares of Common Stock at additional closings to occur on or before May 16, 2005 (each a "Subsequent Closing," and together with the Initial Closing, the "Closings"; with the date of any Initial Closing or Subsequent Closing, as applicable, being referred to herein as a "Closing Date"), provided however, that Van Wagoner Private Opportunities Fund L.P. shall have the right to acquire up to 2,000,000 Offered Shares at the first Subsequent Closing of at least 1,000,000 Offered Shares to New Buyers, or if no such Subsequent Closing occurs, on May 16, 2005. Any such Offered Shares Van Wagoner Private Opportunities Fund L.P. elects not to purchase at the first Subsequent Closing shall thereafter be available for sale as


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            otherwise provided in this Section 1.b.ii. Any sales of Offered
            Shares and Warrants at Subsequent Closings shall be made on the terms and conditions set forth in this Agreement and shall be considered to have been issued pursuant hereto. The Schedule of Buyers shall be amended at each Subsequent Closing, without the need to obtain the consent of any party hereto, to reflect the name and address of each New Purchaser participating in such Subsequent Closing, the number of Offered Shares issued at such Subsequent Closings and the other information required by the Schedule of Buyers. Each New Purchaser who participates in a Subsequent Closing shall execute and deliver to the Company a counterpart signature page or joinder to this Agreement pursuant to which each such New Purchaser agrees to be bound by the terms and provisions hereof. The Company shall deliver to each such New Purchaser at each Subsequent Closing a Compliance Certificate executed by an executive officer of the Company, dated the Subsequent Closing Date, and certifying (i) that the representations and warranties made by the Company in
            Section 3 of this Agreement were true and correct when made, and are true and correct in all material respects as of the Subsequent Closing Date and (ii) that all covenants, agreements, and conditions contained in this Agreement to be performed by the Company on or prior to the Subsequent Closing have been fully performed or complied with in all material respects."

      2. Agreement Remains in Force. Except as expressly set forth in this Amendment, the Agreement remains unmodified and in full force and effect.

      3. Miscellaneous. This Amendment and the Agreement constitute the entire understanding among the parties hereto with respect to the subject matter hereof and may not be further amended, modified or supplemented except as specified in the Agreement. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the Parties actually executing such counterpart, and all of which, when taken together, shall constitute one instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.


                            [signature page follows]


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      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

                                    WINWIN GAMING, INC.


                                    By: /s/ Patrick Rogers
                                        ----------------------------------------
                                        Name: Patrick Rogers
                                        Title: Chief Executive Officer


                                    VAN WAGONER PRIVATE OPPORTUNITIES FUND, L.P.


                                    By: /s/ Garrett Van Wagoner
                                        ----------------------------------------
                                        Garrett Van Wagoner, General partner


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